Exhibit 99.1

news release

Omnicare Reports Second-Quarter 2015 Financial Results

CINCINNATI, July 24, 2015 - Omnicare, Inc. (NYSE: OCR) reported today financial results for its second quarter ended June 30, 2015.

In the second quarter, Omnicare and CVS Health Corporation [NYSE: CVS] (“CVS”) announced the two companies had entered into a definitive agreement under which a subsidiary of CVS will acquire Omnicare for $98 per share in cash for a total enterprise value of approximately $12.9 billion. The transaction, which is subject to customary closing conditions, including applicable regulatory approvals and approval of the transaction by Omnicare’s stockholders, is expected to close prior to the end of 2015.

Second-Quarter Highlights:

•	Net sales increase of 7.6% to $1.7 billion

•	Adjusted operating income from continuing operations increase of 11.4% to $166 million

•	Adjusted cash earnings per diluted share from continuing operations 12.1% higher to $1.02 (equivalent to $1.04 on an unaffected share price basis); GAAP earnings per diluted share of $0.32

•	Cash flows from continuing operations of $94 million

Second-Quarter Results

Financial results from continuing operations for the quarter ended June 30, 2015, as compared with the same prior-year period, were as follows:

•	Net sales were $1,733 million versus $1,611 million

•	Gross profit was $354 million as compared with $354 million

•	GAAP earnings per diluted share was $0.32 versus $0.58

•	Adjusted cash earnings per diluted share was $1.02 (equivalent to $1.04 on an unaffected share price basis) versus $0.91

•	Adjusted EBITDA was $196 million versus $176 million

Omnicare’s weighted average diluted shares outstanding increased sequentially by 2.0 million shares largely as a result of the rise in the Company’s stock price in connection with the proposed CVS transaction and the dilutive effect it had on the Company’s outstanding convertible notes. This sequential increase in Omnicare’s diluted weighted average shares outstanding reduced the Company’s adjusted cash earnings per diluted share by $0.02.

Cash flows from continuing operations for the quarter ended June 30, 2015 were $94 million versus $219 million in the comparable prior-year quarter.

Financial Position

Omnicare concluded the second quarter of 2015 with no borrowings outstanding on its revolving credit facility, other than approximately $13 million in standby letters of credit, and $315 million in cash on its balance sheet.

In the first half of 2015, Omnicare repurchased 1.8 million shares for an aggregate amount of $125 million. As of June 30, 2015, the Company had approximately $140 million of availability under its current share repurchase authorization.

Year-to-Date Results

Financial results from continuing operations for the six months ended June 30, 2015, as compared with the same prior-year period, were as follows:

•	Net sales were $3,393 million versus $3,182 million

•	Gross profit was $703 million as compared with $713 million

•	GAAP earnings per share was $1.07 versus $1.17

•	Adjusted cash earnings per diluted share was $2.04 (equivalent to $2.06 on an unaffected share price basis) versus $1.82

•	Adjusted EBITDA was $386 million versus $354 million

Cash flows from continuing operations for the six months ended June 30, 2015 were $430 million versus $390 million in the comparable prior-year period.

Segment Information

Financial results for the Long-Term Care Group for the second quarter ended June 30, 2015 were as follows:

•	Net sales of $1,159 million were 2.6% lower than $1,190 million in the same prior-year period

•	Adjusted operating income of $165 million increased 3.3% versus the prior-year quarter of $160 million

Financial results for the Specialty Care Group for the second quarter ended June 30, 2015 were as follows:

•	Net sales of $574 million were 36.7% higher than $420 million in the same prior-year period

•	Adjusted operating income of $40 million increased 30.0% from $31 million in the same prior-year period

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare’s website at http://ir.omnicare.com.

Special Items

The results for the second-quarters ended June 30, 2015 and 2014 include the impact of special items and cash EPS adjustments as follows:

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$54.0M	$0.51	$15.9M	$0.15	$63.4M	$0.61	$30.2M	$0.28
Cash EPS Adj.	$19.2M	$0.18	$19.8M	$0.19	$38.0M	$0.36	$39.7M	$0.37

All special items and cash EPS adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Webcast

Given the proposed transaction with CVS, Omnicare will not hold a conference call to discuss its quarterly results.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry’s most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides specialty pharmacy and key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group. For more information, visit www.omnicare.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Omnicare, Inc. by CVS Pharmacy, Inc., a wholly owned subsidiary of CVS Health Corporation. In connection with the proposed merger, Omnicare filed a definitive proxy statement on Schedule 14A with the SEC on July 20, 2015 and commenced the mailing of the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. Omnicare intends to file other relevant materials, if any, with the SEC. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain the proxy statement, any amendments or supplements thereto and other relevant documents (when they become available) free of charge at the SEC's web site, http://www.sec.gov. In addition, Omnicare’s investors and security holders also may obtain free copies of the documents filed with the SEC through the Investors section of Omnicare’s website, www.omnicare.com, or by contacting Omnicare’s Investor Relations Department by telephone at (513) 719-1507 or by e-mail at investor.relations@omnicare.com.

Participants in Solicitation

Omnicare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Omnicare common stock in connection with the proposed merger. Information about the directors and executive officers of Omnicare is set forth in the proxy statement for Omnicare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, was included in the definitive proxy statement filed with the SEC on July 20, 2015.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require Omnicare to pay a termination fee; the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy (or to have waived) other conditions to completion of the Merger, including receipt of required regulatory approvals; the failure of the Merger to close for any other reason; risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; diversion of management’s attention from ongoing business concerns as a result of the Merger; the effect of the announcement of the Merger on our business relationships, operating results and business generally; the amount of the costs, fees, expenses and charges related to the Merger; uncertainties as to the timing of the closing of the Merger; risks that Omnicare’s business will have been adversely impacted during the pendency of the Merger; the effects of disruption from the Merger making it more difficult to hire key personnel and maintain relationships with customers, suppliers, vendors, licensors, licensees and other business partners; the risk that competing offers to the Merger will be made; the fact that, as a result of the Merger, our stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent company; overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; our ability to attract and retain new and existing clients and service contracts; our ability to identify, finance and consummate acquisitions on favorable terms or at all; trends for the continued growth of our businesses; changes in drug pricing; delays in payment and reductions in reimbursement by the government and other payors to Omnicare and our customers; the overall financial condition of our customers and our ability to assess and react to such financial condition; the ability and willingness of our vendors and business partners to continue to provide products and services to Omnicare; the successful integration of acquired companies and realization of contemplated synergies; the ability to attract and retain skilled management; competition for qualified staff in the healthcare industry; variations in demand for our products and services; variations in costs or expenses; our ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, its implementing regulations and any subregulatory guidance; reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long-term care pharmacies or specialty pharmacies; government budgetary pressures and changes, including federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of our contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or changes in the proportion of our business covered by specific contracts; the outcome of pending and future legal or contractual disputes, including any legal proceedings related to the proposed Merger; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances that could result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; our ability to successfully complete planned divestitures; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for our stock and in the financial markets generally; timing of conversions of our convertible debt securities; access to adequate capital and financing on acceptable terms; changes in our credit ratings given by rating agencies; changes in tax laws and regulations; changes in accounting rules and standards; the impact of potential cybersecurity risks and/or incidents; costs to comply with our Corporate Integrity

Agreement; and unexpected costs or business interruptions from information technology projects. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, we do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net sales	$1,733,317	$1,610,584	$3,393,159	$3,181,622
Cost of sales	1,379,386	1,256,354	2,689,765	2,468,938
Gross profit	353,931	354,230	703,394	712,684
Selling, general and administrative expenses	168,710	184,063	336,133	370,876
Provision for doubtful accounts	19,184	21,090	38,375	42,651
Settlement, litigation and other related charges	57,702	7,547	67,522	14,599
Other charges	11,405	11,284	12,454	21,560
Operating income	96,930	130,246	248,910	262,998
Interest expense, net of investment income	(27,378)	(29,980)	(55,027)	(59,421)
Income from continuing operations before income taxes	69,552	100,266	193,883	203,577
Income tax expense	35,582	39,020	82,524	78,693
Income from continuing operations	33,970	61,246	111,359	124,884
Income from discontinued operations	—	(39,275)	—	(39,139)
Net income	$33,970	$21,971	$111,359	$85,745

Earnings per common share - Diluted:
Continuing operations	$0.32	$0.58	$1.07	$1.17
Discontinued Operations	—	(0.37)	—	(0.37)
Net Income	$0.32	$0.21	$1.07	$0.80

Weighted average number of common shares outstanding:
Diluted	$105,212	$106,054	$104,203	$106,906

The footnotes and definitions presented at the separate “Footnotes and Definitions to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Consolidated Balance Sheets
($000s)
Unaudited

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$314,708	$153,799
Accounts receivable, less allowances	616,862	578,761
Inventories	477,510	519,584
Deferred income tax benefits	77,400	59,200
Other current assets	187,683	287,560
Total current assets	1,674,163	1,598,904
Properties and equipment, at cost less accumulated depreciation	269,161	267,753
Goodwill	4,094,247	4,061,806
Identifiable intangible assets, less accumulated amortization	112,412	98,942
Other noncurrent assets	70,626	80,385
Total noncurrent assets	4,546,446	4,508,886
Total assets	$6,220,609	$6,107,790
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$295,953	$219,358
Accrued employee compensation	56,007	46,830
Current debt	451,184	446,717
Other current liabilities	213,638	154,726
Total current liabilities	1,016,782	867,631
Long-term debt, notes and convertible debentures	1,507,422	1,517,559
Deferred income tax liabilities	952,282	936,247
Other noncurrent liabilities	48,457	45,926
Total noncurrent liabilities	2,508,161	2,499,732
Total liabilities	3,524,943	3,367,363

Convertible debt	145,034	151,706

Stockholders’ equity	2,550,632	2,588,721
Total liabilities and stockholders’ equity	$6,220,609	$6,107,790

The footnotes and definitions presented at the separate “Footnotes and Definitions to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
($000s)
Unaudited

	June 30, 2015
	Three months ended	Six months ended
Cash flows from operating activities:
Net income	$33,970	$111,359
Loss from discontinued operations	—	—
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	14,919	29,616
Amortization	19,453	36,119
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses:
Accounts receivable, net of provision for doubtful accounts	14,739	(48,613)
Inventories	(13,331)	42,669
Current and noncurrent assets	19,958	121,376
Accounts payable	(20,206)	74,092
Accrued employee compensation	17,911	9,433
Current and noncurrent liabilities	6,676	54,294
Net cash flows from operating activities	94,089	430,345
Cash flows used in investing activities:
Acquisition of businesses, net of cash received	(45,474)	(54,802)
Capital expenditures	(14,191)	(27,664)
Net cash flows used in investing activities	(59,665)	(82,466)
Cash flows used in financing activities:
Payments on term loans	(5,000)	(10,000)
Payments on long-term borrowings and obligations	(3,614)	(5,999)
Fees paid for financing activities	(262)	(2,239)
(Decrease) increase in cash overdraft balance	(12,442)	1,292
Payments for Omnicare common stock repurchases	—	(125,000)
Proceeds for stock awards and exercise of stock options and related withholding taxes, net	(1,712)	(8,224)
Dividends paid	(21,191)	(42,362)
Other	2,012	5,562
Net cash flows used in financing activities	(42,209)	(186,970)
Net increase in cash and cash equivalents	(7,785)	160,909
Cash and cash equivalents at beginning of period	322,493	153,799
Cash and cash equivalents at end of period	$314,708	$314,708

The footnotes and definitions presented at the separate “Footnotes and Definitions to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.32	$0.58	$1.07	$1.17

Special Items: (a)
Settlement, litigation and other related charges	0.40	0.04	0.46	0.08
Other charges	0.09	0.07	0.10	0.12
Amortization of discount on convertible notes	0.03	0.04	0.05	0.07
Total Special items	0.51	0.15	0.61	0.28
Cash EPS Adjustments	0.18	0.19	0.36	0.37
Adjusted cash earnings per diluted share from continuing operations	$1.02	$0.91	$2.04	$1.82
Impact of share price increase	0.02	—	0.02	—
Adjusted cash earnings per diluted share from continuing operations adjusted for share price increase	$1.04	$0.91	$2.06	$1.82

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$96,930	$130,246	248,910	$262,998
Depreciation and amortization	34,372	33,361	65,735	67,097
Amortization of discount on convertible notes	(4,396)	(6,214)	(8,722)	(12,345)
EBITDA from continuing operations	126,906	157,393	305,923	317,750
Special items (a)	69,107	18,831	79,976	36,159
Adjusted EBITDA from continuing operations	196,013	176,224	385,899	353,909

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	126,906	157,393	305,923	317,750
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(22,982)	(23,766)	(46,305)	(47,076)
Income tax provision	(35,582)	(39,020)	(82,524)	(78,693)
Other operating activities (including debt redemption costs)	—	8,414	—	8,414
Disposition of business, net	—	520	—	520
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	25,747	115,093	253,251	189,305
Net cash flows from operating activities of continuing operations	$94,089	$218,634	$430,345	$390,220

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations	104,025	149,533	255,728	302,117
Special items (a)	61,334	10,467	72,545	20,030
Adjusted operating income from continuing operations - LTC	165,359	160,000	328,273	322,147

The footnotes and definitions presented at the separate “Footnotes and Definitions to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
($000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also include certain tax deduction amounts (“Special Items”), enhances investors’ understanding of how Omnicare management assesses the performance of the Company’s business. Omnicare’s management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare’s method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results included Special Items and Cash EPS adjustments as described below:

	Q2 2015		YTD 2015		Q2 2014		YTD 2014
	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)	Pretax	After Tax (9)
EBIT:
Settlement, litigation and other related charges (1)	$57,702	$41,741	$67,522	$47,786	$7,547	$4,659	$14,599	$8,980

Other charges
Acquisition and other costs (2)	3,522	2,871	4,000	3,165	—	—	—	—
Disposition of businesses (3)	—	—	—	—	520	320	520	320
Separation costs (3)	2,597	1,595	3,168	1,946	3,004	1,871	13,280	8,169
Merger related costs (4)	5,286	5,127	5,286	5,127	—	—	—	—
Loss on debt repurchase (5)	—	—	—	—	7,760	4,773	7,760	4,773
Subtotal - Other charges	11,405	9,593	12,454	10,238	11,284	6,964	21,560	13,262
Subtotal - EBIT Special Items	69,107	51,334	79,976	58,024	18,831	11,623	36,159	22,242

Interest expense:
Amortization of discount on convertible notes (6)	4,396	2,695	8,722	5,358	6,214	3,836	12,345	7,593
Debt redemption costs (5)	—	—	—	—	647	398	647	398
Subtotal - Interest expense Special Items	4,396	2,695	8,722	5,358	6,861	4,234	12,992	7,991
Subtotal - Special Items	73,503	54,029	88,698	63,382	25,692	15,857	49,151	30,233

Cash EPS Items:
Amortization of intangibles	8,270	5,066	15,972	9,807	7,885	4,868	15,802	9,720
Goodwill amortization tax deduction (7)	—	6,860	—	13,664	—	6,962	—	14,008
Convertible debt tax deduction (8)	—	7,280	—	14,500	—	7,946	—	16,020
Subtotal - Cash EPS Items	8,270	19,206	15,972	37,971	7,885	19,776	15,802	39,748

Grand Total - Special Items	$81,773	$73,235	$104,670	$101,353	$33,577	$35,633	$64,953	$69,981

(1)
Operating income includes settlement, litigation and other related charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent overpayments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax Special item reflected in the table.

(2)	Operating income includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs.

(3)	Operating income includes separation related costs and accelerated stock-based compensation expense for certain employees.

(4)
As previously disclosed, in the second quarter of 2015, the Company entered into a merger agreement with CVS. In connection with the merger agreement and the proposed merger, the Company incurred professional fees and other related costs.

(5)	Operating income (loss) and interest expense include charges for debt redemption losses and costs related to refinancing transactions.

(6)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(7)	The tax benefit of being able to deduct goodwill amortization.

(8)	The tax benefit of being able to deduct higher interest expense on the Company’s convertible debt than what is actually paid.

(9)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.